Exhibit 99.1

Assured Guaranty Responds to S&P Placing its Operating Subsidiaries on CreditWatch

Negative from Negative Outlook

HAMILTON, Bermuda – September 27, 2011 - In response to the change by Standard & Poor’s Ratings Services (S&P) of the financial strength ratings of bond insurers Assured Guaranty Corp. and Assured Guaranty Municipal Corp. from AA+ Negative Outlook to AA+ CreditWatch Negative, and the AA Negative Outlook rating of Assured Guaranty Re Ltd. to AA CreditWatch Negative, Dominic Frederico, President and Chief Executive Officer of Assured Guaranty Ltd. (NYSE: AGO) (the Company or Assured Guaranty), made the following statement:

“This action is a result of S&P’s new criteria for determining the financial strength ratings of financial guaranty companies. Despite our continued objections to the new criteria, we will continue to implement our strategies to create additional rating agency capital and reduce leverage to satisfy S&P’s new requirements.  These include our residential mortgage-backed securities representation and warranty putback program and negotiated comprehensive agreements; our capital-accretive reinsurance commutations; our agreements to terminate existing insurance contracts; and our wrapped bond purchase program. We believe, and S&P has confirmed in today’s announcement, that these programs, supplemented by reinsurance or other risk-sharing vehicles, should satisfy the requirements of S&P’s new criteria to retain our rating in the AA ratings category.  We have no current plans to raise equity capital to satisfy the new S&P rating criteria.”

###

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at www.assuredguaranty.com.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty’s forward-looking statements regarding its ratings, capital resources, availability of reinsurance or other risk sharing vehicles and its residential mortgage-backed securities representation and warranty settlements could be affected by adverse developments in its insured portfolio, lower market demand for its product, further changes to rating agency bond insurer ratings criteria and assumptions, resolution of legal actions initiated by the Company in connection with potential insurance loss recoveries in a manner adverse to the Company’s position, developments in the world’s financial and capital markets, changes in the world’s credit markets, more severe or frequent losses affecting the adequacy of Assured Guaranty’s loss reserve, the impact of market volatility on the mark-to-market of our contracts written in credit default swap form, decreased demand or increased competition, changes in accounting policies or practices, changes in laws or regulations, other governmental actions, difficulties with the execution of Assured Guaranty’s business strategy, contract cancellations, Assured Guaranty’s dependence on customers, loss of key personnel, adverse technological developments, the effects of mergers, acquisitions and divestitures, natural or man-made catastrophes, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to

Assured Guaranty Ltd. Assured Guaranty Corp. | Assured Guaranty Municipal Corp. | Assured Guaranty Re Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 279 5700	info@assuredguaranty.com	www.assuredguaranty.com

Hamilton HM 08	fax	441 279 5701

place undue reliance on these forward-looking statements, which are made as of September 27, 2011.   Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Robert Tucker, 212-339-0861
Managing Director, Investor Relations and Corporate Communications
rtucker@assuredguaranty.com

Ross Aron, 212-261-5509

Vice President, Equity Investor Relations

raron@assuredguaranty.com

Ashweeta Durani, 212-408-6042
Vice President, Corporate Communications
adurani@assuredguaranty.com

Assured Guaranty Ltd. Assured Guaranty Corp. | Assured Guaranty Municipal Corp. | Assured Guaranty Re Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 279 5700	info@assuredguaranty.com	www.assuredguaranty.com

Hamilton HM 08	fax	441 279 5707